Exhibit 10.2

AMENDMENT TO

G&K SERVICES EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to G&K Services Executive Employment Agreement is entered into effective as of August 23, 2012 (the “Effective Time”) and amends that Executive Employment Agreement by and between G&K Services, Inc. (“G&K Services”) and Douglas A. Milroy (“Executive”), dated as of November 16, 2007 and as amended as of April 10, 2009 and May 7, 2009 (the “Employment Agreement”).

A.	Executive is employed by G&K Services as its Chief Executive Officer.

B.	G&K Services may, on or after the Effective Time, provide Executive with one or more retention grants (each, a “Retention Grant”) under the G&K Services, Inc. Restated Equity Incentive Plan (2010) (the “Plan”).

C.	The Retention Grants may contain performance and vesting restrictions on change in control that differ from the provisions relating to change in control currently provided in the Employment Agreement.

D.	G&K Services and Executive desire to conform the provisions of the Employment Agreement applicable to the Retention Grants to the provisions of the Retention Grants.

AMENDMENT

NOW THEREFORE, in consideration of the facts recited above, and the parties’ mutual undertakings, G&K Services and Executive agree to the following: Effective as of the Effective Time, notwithstanding the provisions of Section 6.4 of the Employment Agreement, upon the occurrence of any change in control as defined in the Employment Agreement or in the Plan, the provisions of the Employment Agreement that would otherwise apply in the event of a change in control shall not apply, but instead the provisions of the Plan and the Retention Grant shall apply to the Retention Grant, but only if the Compensation Committee of the Board specifically identifies the award as a Retention Grant and specifically references the fact that this Amendment and the provisions of the Plan and such award shall apply in the event of a change in control.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered effective as of the 23rd day of August, 2012.

EMPLOYER: G&K SERVICES, INC.

By:	/s/ Jeffrey L. Cotter Its Vice President and General Counsel

EXECUTIVE:

/s/ Douglas A. Milroy Douglas A. Milroy

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